Exhibit 99.1

Workhorse Group Reports Second Quarter 2020 Results

CINCINNATI, August 10, 2020 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last-mile delivery sector, today reported financial results for the second quarter ended June 30, 2020.

Release Updates and Highlights
•Officially began production and delivered three C-series electric step vans to Ryder System, Inc. and Electric Vehicle Fleet Solutions.
•Became the first and only medium duty battery electric vehicle (BEV) OEM to receive approvals from both the Environmental Protection Agency (EPA) as well as the California Air Resources Board (CARB), permitting the Company to sell vehicles in all 50 states.
•Reaffirmed previous production and delivery target of 300-400 vehicles in 2020.

Management Commentary
“In the first half of this year we accomplished a series of major operational and EV industry milestones, culminating in the first official deliveries of our C-Series trucks to Ryder just a few weeks ago,” said Workhorse CEO Duane Hughes. “Additionally, after acquiring the requisite various state and federal approvals in recent months, we are now the only medium duty BEV OEM permitted and able to sell and deliver our vehicles in all 50 states, which should allow us to further distance ourselves as the first movers in the last-mile EV space. Widening our sales funnel through tax incentives, government programs and strategic partnerships, all of which we now have, will allow us greater opportunities to build on our growing backlog. We are now focusing on maximizing our efficiency and output as we look to ramp production throughout the remainder of this year to meet our ambitious delivery campaign goals.”

Second Quarter and Recent Operational Highlights
•August 2020: Workhorse strategic partner Lordstown Motors Corp. (“LMC”) entered into a business combination agreement with DiamondPeak Holdings Corp., a special purpose acquisition company, that will result in LMC becoming a publicly listed company on the NASDAQ under the ticker symbol “RIDE.”
◦Post-transaction, which is expected to close in the fourth quarter of this year, Workhorse will retain its 10% ownership stake in the merged company, which is estimated at approximately $160 million based on a $1.6 billion valuation, as well as other royalty considerations previously outlined in its intellectual property licensing agreement from November 2019.
•July 2020: Obtained HVIP Eligibility from CARB, qualifying certain Workhorse C-Series models for monetary vouchers of up to $50,000 per vehicle.
•July 2020: Received initial purchase order for 20 C-1000 trucks from eTrucks LLC, a Cincinnati-based, newly-launched truck buyer, reseller and financier.
•July 2020: Closed a $70 million financing through a Senior Secured Convertible Note with a single institutional investor.
•July 2020: Delivered two C-1000 electric step vans for initial use through Ryder System, Inc.’s ChoiceLease and SelectCare product lines, as well as for short-term rentals on COOP by Ryder® program, a peer-to-peer truck sharing platform.
•July 2020: Awarded Executive Order: A-445-0003 from CARB for the C-Series trucks, designating the C-Series vehicles as zero-emission in the state of California and permitting vehicle sales to all 50 states. Combined with its passing of Federal Motor Vehicle Safety Standards (FMVSS) tests for the C-650 and C-1000 all-electric delivery vans in June, Workhorse is the only American all-electric OEM designing and manufacturing last mile delivery vehicles to successfully complete this level of testing with both entities.
•June 2020: Added to the broad-market Russell 3000® Index at the conclusion of Russell’s annual reconstitution.

•May 2020: Joined the Small UAV Coalition as an associate member alongside leading consumer and technology companies such as Amazon Air, Wing, Intel, PrecisionHawk, and Verizon to advocate for U.S. leadership in the research, development, production, and application of unmanned aerial systems (UAS).

Second Quarter 2020 Financial Results
Sales for the second quarter of 2020 were recorded at $92,000 compared to $5,500 in the second quarter of 2019.

Cost of goods sold increased to $1.5 million from $930,000 in the second quarter of 2019. The increase was primarily driven by increases in labor and materials relating to costs for the C-Series production.

Selling, general and administrative expenses increased to $3.9 million from $2.0 million in the same period last year. The increase was due primarily to increases in consulting expenses, higher employee related costs and incentive stock expenses.

Research and development expenses increased to $1.6 million from $1.2 million in the second quarter of 2019. The increase was mostly due to increases engineering, staffing and consulting expenses was related to the design of the C-Series.

Interest expense, net increased to $124.3 million compared to an interest expense, net of $15.9 million in the same period last year.

“It should be noted that this significant increase of $108.4 million in interest expense was almost exclusively due to the change in fair value of our convertible note and the mark-to-market adjustment for some non-dilutive warrants issued to a lender,” said Workhorse CFO Steve Schrader. “Both of these GAAP adjustments are non-cash and primarily dependent on the underlying stock components of financial instruments. These large adjustments were the result of a stock price of $17.39 on June 30th compared to $1.81 on March 31st. Due primarily to these non-cash adjustments, our net loss was $131.3 million compared to a net loss of $20.1 million in the second quarter of 2019. A better indication of operating performance would be loss from operations which was $7.0 million this quarter compared to $4.1 million in the second quarter of 2019.”

Currently, as a result of the Company’s $70 million financing and the exercising of previous issued stock warrants and options, the Company has approximately $105 million of cash availability.

Conference Call
Workhorse management will hold a conference call today (August 10, 2020) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results.

Workhorse management will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-407-8289
International dial-in: 201-689-8341

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 4:00 p.m. Eastern time today through August 17, 2020.

Toll-free replay number: 877-660-6853
International replay number: 201-612-7415
Replay ID: 13707466

About Workhorse Group Inc.
Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements
This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Mike Dektas Creative Storm PR
513-266-3590
mike@creativestorm.com

Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com

Workhorse Group Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

Workhorse Group Inc.
Condensed Consolidated Balance Sheets
(Unaudited)